Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS AGREEMENT made the 11th day of May, 2010.

BETWEEN:

CANADIAN RIGGER ENERGY INC.

(herein called "Canadian Rigger")

OF THE FIRST PART

AND:

PARK PLACE ENERGY CORP.

(herein called "Park Place")

OF THE SECOND PART

WHEREAS:

A.       Pursuant to a purchase and sale agreement dated November 20, 2009 (the "Purchase and Sale Agreement") between Five West Capital Inc. ("Five West") and Kemosabe Energy Inc. ("Kemosabe") Five West acquired all of Kemosabe's right title and interest in and to certain petroleum and natural gas rights, tangibles and miscellaneous interests more particularly described in the Purchase and Sale Agreement and defined therein as the "Assets" (the "Assets");

B.       Pursuant to an Assignment Agreement dated February 8, 2010, Park Place acquired a 50% working interest in and to the Assets from Five West;

C.       Pursuant to a purchase and sale agreement between Five West and Canadian Rigger dated March 12, 2010, Five West transferred to Canadian Rigger its then remaining 50% interest in the Assets;

D.       Canadian Rigger now wishes to acquire and Park Place has agreed to assign to Canadian Rigger a 25% interest (the "25% Interest") in the Assets from the interest in the Assets held by Park Place;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.       ASSIGNMENT

1.1     Park Place hereby agrees to sell, assign and transfer the 25% Interest to Canadian Rigger.

1.2     The consideration payable by Canadian Rigger to Park Place for the 25% Interest shall be $75,000 which shall be satisfied by Canadian Rigger issuing to Park Place 750,000 common shares of Canadian Rigger (the "Shares") having a deemed price of $0.10 per share.

1.3     Park Place shall use its reasonable best efforts to formally cause the assignment of the 25% Interest to Canadian Rigger provided that, unless and until such formal assignment is effected, Park Place shall hold the 25% Interest in trust for Canadian Rigger.

2.       REPRESENTATIONS AND WARRANTIES OF PARK PLACE

2.1     Park Place represents and warrants to Canadian Rigger in order to induce Canadian Rigger to enter into this Agreement, as follows:

(a)       Park Place is the sole legal and beneficial owner of the 25% Interest, free and clear of all liens, charges and encumbrances;

(b)       Park Place has not assigned, transferred, optioned or otherwise encumbered the 25% Interest or any interest therein other than as provided for herein;

(c)       Park Place has all corporate authority and has obtained any and all consents required to enter into this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF CANADIAN RIGGER

3.1     Canadian Rigger represents and warrants to Park Place in order to induce Park Place to enter into this Agreement as follows:

(a)       Canadian Rigger has all corporate authority and has obtained any and all consents required to enter into this Agreement; and

(b)       the Shares, when issued in accordance with the terms of this Agreement, shall be issued as fully paid and non-assessable.

4.       GENERAL

4.1     Time shall be of the essence in this Agreement.

4.2     This Agreement may be executed in counterpart and delivered by facsimile transmission and each counterpart, once so delivered to the other party, shall be binding on the parties.

4.3     This Agreement shall be subject to, interpreted, construed and enforced in accordance with the laws in effect in the Province of British Columbia. Each party accepts the jurisdiction of the courts of the Province of British Columbia.

4.4     This Agreement supersedes and replaces all other agreements, documents, discussions and verbal understandings between the parties with respect to the Interest and contains the entire agreement between the parties.

4.5     The address for service of notices for each party is:

To Canadian Rigger:
Canadian Rigger Energy Inc.
Suite 1220 - 666 Burrard Street
Vancouver, BC V6C 2X8
Attention: David Stadnyk

To Park Place:
Park Place Energy Corp.
Suite 1220 - 666 Burrard Street
Vancouver, BC V6C 2X8
Attention: David Johnson

4.6     This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

4.7     Each of the parties covenant and agree to do such acts and execute and deliver all such documents, conveyance and transfers as may be reasonably requested or required by the other party, in order to fully perform and carry out the terms of this Agreement and, without limiting the generality of the foregoing the parties agree that, in circumstances where Canadian Rigger elects to develop the Assets, the parties shall acting in good faith to settle the terms of and enter into such agreement as shall be reasonably necessary to enable the development of the Assets on a shared cost basis.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set out above.

CANADIAN RIGGER ENERGY INC.

Per: /s/ David Stadnyk
      Authorized Signatory

PARK PLACE ENERGY CORP.

Per:/s/ David Johnson
      Authorized Signatory